Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler

Voice:	610.676.2024	610.676.1932	610.676.1440

E-Mail:	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com

Pages:	seven

SEI Investments Reports First-Quarter 2004 Results

Earnings Up 12%, Revenues Gain 9%

Oaks, PA—April 19, 2004—SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2004, reporting an increase in revenues, net income and earnings per share versus first-quarter 2003.

Consolidated Overview

(In thousands, except earnings per share)	For the Three Months Ended march 31,
	2004	2003	%
Revenues	$167,161	$152,841	9%
Net Income Before Taxes	61,818	55,695	11%
Net Income	39,409	35,088	12%
Diluted Earnings Per Share	$.37	$.32	16%

“I am pleased to report continued progress in our results,” said Alfred P. West, Jr., SEI Chairman and CEO.

“While we continue to experience modest increases in revenues, net income and earnings per share, we are most encouraged at being able to deliver these results at a time when we are making significant investment in the development of our new strategies for all our markets. The market’s interest in our new solutions and an improving business climate give us cause to be optimistic about our long-term future.”

Summary of First-Quarter 2004 and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended March 31,
	2004	2003	%
Private Banking and Trust:
Revenues	$74,593	$79,060	(6)%
Operating Profit	$27,503	$33,601	(18)%
Operating Margin	37%	43%

Investment Advisors:
Revenues	43,183	35,913	20%
Operating Profit	23,821	19,603	22%
Operating Margin	55%	55%

Enterprises:
Revenues	16,235	14,024	16%
Operating Profit	7,844	6,436	22%
Operating Margin	48%	46%

Money Managers:
Revenues	16,904	12,403	36%
Operating Profit	2,916	1,970	48%
Operating Margin	17%	16%

Investments in New Businesses:
Revenues	16,246	11,441	42%
Operating Loss	(4,725)	(4,446)	6%
Operating Margin	(29)%	(39)%

Consolidated Segment Totals:
Revenues	$167,161	$152,841	9%
Segment Profit	$57,359	$57,164	—
Segment Margin	34%	37%

First-Quarter Business Commentary:

•	The Private Banking & Trust segment showed declines vs. year ago and prior quarter levels due to previously reported losses in fund processing revenues as well as one-time investment processing revenues.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Business segments all posted revenue gains vs. both year ago and prior quarter levels.

•	Income from Operations was down slightly vs. year ago and prior quarter as investments in our strategies, and sales and marketing expenses, increased to cover the development and distribution of our new solutions.

•	Assets under management grew to a record high of $96.1 billion.

•	In the first-quarter 2004, SEI purchased 948,000 shares of its common stock for $31.8 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDST on April 19, 2004. Investors may listen to the call at www.seic.com, or at www.fulldisclosure.com, a service of CCBN Streetevents. The call may also be accessed at numerous financial services web sites such as AOL, Forbes, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 727605.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending March 31, 2004, SEI administers over $272 billion in mutual fund and pooled assets, manages over $96 billion in assets, processes almost $50 trillion of investment transactions annually and operates 22 offices in 11 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
Revenues	$167,161	$152,841

Operating and development expenses	78,732	68,290
Sales and marketing expenses	31,070	27,387
General and administrative expenses	7,786	5,651

Income before interest and taxes	49,573	51,513

Equity in earnings of unconsolidated affiliate	9,003	3,614
Net gain (loss) on investments	2,935	(106)
Interest income	933	1,242
Interest expense	(626)	(568)

Income before taxes	61,818	55,695

Income taxes	22,409	20,607

Net income	$39,409	$35,088

Diluted earnings per common share	$.37	$.32

Shares used to calculate diluted earnings per common share	107,449	109,566

Basic earnings per common share	$.38	$.33

Shares used to calculate basic earnings per common share	104,878	105,766

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
Assets
Cash and short-term investments	$194,189	$199,953
Restricted cash	31,501	53,481
Receivables	91,354	86,612
Other current assets	13,247	12,367

Total current assets	330,291	352,413
Property and equipment, net	112,171	113,064
Investments available for sale	66,651	70,560
Other assets	66,205	56,592

Total assets	$575,318	$592,629

Liabilities
Current liabilities	$167,754	$193,474
Long-term debt	18,556	23,944
Deferred income taxes	12,698	11,438
Shareholders’ Equity	376,310	363,773

Total liabilities and shareholders’ equity	$575,318	$592,629

SEI Investments Business Segments

(In thousands)	Three Months ended Mar. 31,
	2004	2003
Private Banking and Trust:
Revenues*
Investment processing fees	55,853	56,678
Fund processing fees	9,701	12,335
Investment management fees	9,039	10,047

Total Revenues	74,593	79,060

Operating and development expenses	37,810	36,879
Sales and marketing expenses	9,280	8,580

Operating Profit	27,503	33,601
Operating Margin	37%	43%

Investment Advisors:
Revenues	43,183	35,913

Operating and development expenses	12,496	10,028
Sales and marketing expenses	6,866	6,282

Operating Profit	23,821	19,603
Operating Margin	55%	55%

Enterprises:
Revenues	16,235	14,024

Operating and development expenses	4,070	3,562
Sales and marketing expenses	4,321	4,026

Operating Profit	7,844	6,436
Operating Margin	48%	46%

Money Managers:
Revenues*	16,904	12,403

Operating and development expenses	10,474	7,314
Sales and marketing expenses	3,514	3,119

Operating Profit	2,916	1,970
Operating Margin	17%	16%

Investments in New Businesses:
Revenues	16,246	11,441

Operating and development expenses	13,882	10,507
Sales and marketing expenses	7,089	5,380

Operating Loss	(4,725)	(4,446)
Operating Margin	(29)%	(39)%

Consolidated:
Revenues	$167,161	$152,841

Operating and development expenses	78,732	68,290
Sales and marketing expenses	31,070	27,387
General and Administrative expenses	7,786	5,651

Income from Operations	$49,573	$51,513
Operating Margin	30%	34%

*	Certain amounts for prior years have been reclassified to conform to current-year presentation.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Mar. 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	Mar. 31, 2004
Private Banking & Trust:
Equity/Fixed Income prgms.	$2,403	$2,639	$2,615	$2,717	$2,759
Collective Trust Fund prgm	1,232	1,240	1,265	1,326	1,357
Liquidity funds	13,257	12,653	11,026	8,424	8,312

Total assets under mgmt.	16,892	16,532	14,906	12,467	12,428

Client assets under admin.	72,078	60,124	61,174	61,285	62,775

Total assets under admin.	$88,970	$76,656	$76,080	$73,752	$75,203

Investment Advisors:
Equity/Fixed Income prgms.	$19,707	$22,075	$22,376	$24,150	$25,295
Collective Trust Fund prgm	2,580	2,583	2,644	2,481	2,454
Liquidity funds	1,558	1,434	1,252	1,131	1,095

Total assets under mgmt.	$23,845	$26,092	$26,272	$27,762	$28,844

Enterprises:
Equity/Fixed Income prgms.	$10,135	$11,365	$12,049	$13,324	$13,303
Collective Trust Fund prgm	729	735	741	776	783
Liquidity funds	4,277	5,148	4,861	3,443	3,802

Total assets under mgmt.	$15,141	$17,248	$17,651	$17,543	$17,888

Money Managers:
Equity/Fixed Income prgms.	$55	$50	$37	$41	$39
Collective Trust Fund prgm	5,017	5,469	6,140	6,630	6,727
Liquidity funds	1,151	900	1,036	271	146

Total assets under mgmt.	6,223	6,419	7,213	6,942	6,912

Client assets under admin.	74,964	82,359	88,458	96,103	107,015

Total assets under admin.	$81,187	$88,778	$95,671	$103,045	$113,927

Investments in New Businesses:
Equity/Fixed Income prgms.	$7,654	$8,626	$8,874	$10,185	$11,511
Liquidity funds	73	21	52	33	25

Total assets under mgmt.	7,727	8,647	8,926	10,218	11,536

Client assets under admin.	5,229	7,001	5,319	5,855	6,631

Total assets under admin.	$12,956	$15,648	$14,245	$16,073	$18,167

Unconsolidated Affiliate:
Equity/Fixed Income prgms	$8,391	$10,755	$12,435	$15,666	$18,444

Consolidated:
Equity/Fixed Income prgms (A)	$48,345	$55,510	$58,386	$66,083	$71,351
Collective Trust Fund prgm	9,558	10,027	10,790	11,213	11,321
Liquidity funds	20,316	20,156	18,227	13,302	13,380

Total assets under mgmt.	78,219	85,693	87,403	90,598	96,052

Client assets under admin.	152,271	149,484	154,951	163,243	176,421

Total assets under admin.	$230,490	$235,177	$242,354	$253,841	$272,473

(A)	Equity/Fixed Income programs include $1,200 of assets invested in SEI’s Asset Allocation Funds at 3/31/04